SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 16, 2006

DAVE & BUSTER’S, INC.

(Exact name of registrant as specified in its charter)

Missouri	0000943823	43-1532756
(State of	(Commission File	(IRS Employer
Incorporation)	Number)	Identification Number)

2481 Manana Drive

Dallas TX 75220

(Address of principal executive offices)

Registrant’s telephone number, including area code:    (214) 357-9588

Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the reporting obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act

☒            Soliciting material pursuant to Rule 14a-12 of the Exchange Act

☐            Pre-commencement communications pursuant to Rule 14d-2(b) Exchange Act

☐            Pre-commencement communications pursuant to Rule 13e-4(c) Exchange Act

Item 8.01.              Other Events.

On December 8, 2005, Dave & Buster’s, Inc. entered into a merger agreement pursuant to which Dave & Buster’s, Inc. will be acquired by WS Midway Holdings, Inc., a newly created investment vehicle which is an affiliate of Wellspring Capital Management LLC, a New York-based private equity firm.  Upon completion of the merger, WS Midway Acquisition Sub, Inc., a wholly-owned subsidiary of WS Midway Holdings, Inc., will merge with and into Dave & Buster’s, Inc., with Dave & Buster’s, Inc. remaining as the surviving entity. The closing of the merger is subject to certain terms and conditions customary for transactions of this type, including receipt of stockholder and regulatory approvals.

Attached as Exhibit 99.1 is a press release dated February 16, 2006, which was issued by Dave & Buster’s, Inc. together with WS Midway Holdings, Inc. for the purpose of announcing the proposed offering of $175 million aggregate principal amount of senior notes in a private placement transaction.

Item 9.01.              Financial Statements and Exhibits.

(c)           Exhibits.  The following are filed as Exhibits to this Report.

99.1                                                           Press release dated February 16, 2006.

SIGNATURES

                Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DAVE & BUSTER’S, INC.

Date: February 16, 2006	By:	/s/ W.C.HAMMETT, JR.
W.C. Hammett, Jr.
Chief Financial Officer